Exhibit 99.1

GREEN AUTOMOTIVE COMPANY AND SUBSIDIARIES

(Formerly Green Automotive Company Corporation)

(A Development Stage Company)

CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2011 and 2010

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Green Automotive Company and Subsidiaries

We have audited the accompanying consolidated balance sheets of Green Automotive Company and its subsidiaries (collectively the “Company”), as of December 31, 2011 and 2010 and the related consolidated statement of expenses, stockholders’ (deficit)/equity, and cash flows for the years ended December 31, 2011 and 2010, and the period from April 28, 2009 (inception) to December 31, 2011.  These consolidated financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurances about whether the financial statements are free of material misstatements.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration over of internal control over financial reporting as a basis for design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts of disclosures in the consolidated financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statements presentation.  We believe our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Green Automotive Company and its subsidiaries, as of December 31, 2011 and 2010 and the results of their operations, their cash flows for years ended December 31, 2011, and 2010, and the period from April 28, 2009 (inception) to December 31, 2011 in conformity with accounting principles generally accepted in the United States.

The accompanying consolidated financial statements referred to above have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 to the consolidated financial statements the Company’s present financial situation raises substantial doubt about its ability to continue as a going concern.  Management’s plans in regard to this matter are also described in Note 1.  The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Anton & Chia, LLP

Newport Beach, California

December 12, 2012 except for Note 12, as to which the date is June 27, 2013.

GREEN AUTOMOTIVE COMPANY AND SUBSIDIARIES

(Formerly Green Automotive Company Corporation)

(A Development Stage Company)

CONSOLIDATED BALANCE SHEETS

ASSETS	December 31,
	2011	2010
Current Assets
Cash	$906	$3,885
Prepaids and other current assets	36,300	-
Inventory and supplies	263,489	70,600
Total Current Assets	300,695	74,485

Property and Equipment, net	7,699	43,541

Other Assets
Intangible, net	331,267	587,445
Total Other Assets	331,267	587,445
Total Assets	$639,661	$705,471

LIABILITIES AND STOCKHOLDERS' (DEFICIT)/EQUITY

Current Liabilities
Accounts payable and accrued expenses	$165,445	$107,307
Due to related parties	452,064	240,753
Derivative liabilities	5,731,806	-
Current portion of long-term debt	-	7,484
Total Current Liabilities	6,349,315	355,544

Long-term Liabilities
Long-term debt, net of current portion	-	30,300
Total Long-term Liabilities	-	30,300

Total Liabilities	6,349,315	385,844

Stockholder's (Deficit)/Equity
Preferred stock, Class A Convertible Preferred Stock 100,000,000 shares and 1 share authorized at December 31, 2011 and 2010, $0.001 par value, 500,000 and 0 shares issued and outstanding at December 31, 2011 and 2010	500	-
Common stock, 900,000,000 shares authorized $0.001 par value, 272,750,110 and 271,750,110 shares issued and outstanding at December 31, 2011 and 2010, respectively	272,750	271,750
Additional paid-in capital	3,997,036	2,742,586
Accumulated deficit during the development stage	(9,979,940)	(2,694,709)

Total Stockholder's (Deficit) Equity	(5,709,654)	319,627
Total Liabilities and Stockholders' Equity	$639,661	$705,471

See accompanying notes to consolidated  financial statements.

GREEN AUTOMOTIVE COMPANY AND SUBSIDIARIES

 (Formerly Green Automotive Company Corporation)

(A Development Stage Company)

CONSOLIDATED STATEMENTS OF OPERATIONS

	December 31,		Period From April 28, 2009 (inception) Through December 31,
	2011	2010	2011
Revenues	$-	$-	$-
Cost of Goods Sold	-	-	-
Gross Profit	-	-	-

Operating Expenses
Depreciation and amortization	325,220	176,701	505,438
Loss or (gain) on disposal of vehicle	(9,784)	13,871	4,087
General and administrative	1,174,931	2,416,083	3,664,048
	1,490,367	2,606,655	4,173,573

(Loss) before other expenses	(1,490,367)	(2,606,655)	(4,173,573)

Other (Expenses)
Loss on settlement of debt	(5,731,806)	-	(5,731,806)
Interest expense	(63,058)	(10,428)	(74,561)
	(5,794,864)	(10,428)	(5,806,367)

Loss before income taxes	(7,285,231)	(2,617,083)	(9,979,940)

Income taxes	-	-	-

Net Loss	$(7,285,231)	$(2,617,083)	$(9,979,940)

Loss per share– basic and diluted	$(0.03)	$(0.01)	$(0.04)

Weighted average shares outstanding – basic and diluted	272,380,247	268,734,081	245,369,635

See accompanying notes to consolidated financial statements.

GREEN AUTOMOTIVE COMPANY AND SUBSIDIARIES

 (Formerly Green Automotive Company Corporation)

(A Development Stage Company)

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ (DEFICIT)/EQUITY

						Deficit
						Accumulated
					Additional	During the	Total
	Preferred Stock		Common Stock		Paid-In	Development	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Stage	Equity
Balance-April 28, 2009	1	$-	95,746,817	$95,747	$(80,553)	$-	$15,194

Acquisition of intangible assets		-	143,620,225	143,620	356,380	-	500,000

Net loss for the period April 28, 2009 through December 31, 2009	-	-	-	-	-	(77,626)	(77,626)

Balance, December 31, 2009	1	-	239,367,042	239,367	275,827	(77,626)	437,568

Issuance of shares for cash	-	-	23,972,999	23,973	888,927	-	912,900

Additional contributed capital	-	-	-	-	380,299	-	380,299

Issuance of shares for services	-	-	8,410,069	8,410	1,197,533	-	1,205,943

Net loss for the year ended December 31, 2010	-	-	-	-	-	(2,617,083)	(2,617,083)

Balance, December 31, 2010	1	-	271,750,110	271,750	2,742,586	(2,694,709)	319,627

Issuance of shares for debt cancellation/cash	500,000	500	-	-	1,205,450	-	1,205,950

Cancellation of share	(1)	-	-	-	-	-	-

Issuance of shares for cash and services	-	-	1,000,000	1,000	49,000	-	50,000

Net loss for the year ended December 31, 2011	-	-	-	-	-	(7,285,231)	(7,285,231)

Balance, December 31, 2011	500,000	$500	272,750,110	$272,750	$3,997,036	$(9,979,940)	$(5,709,654)

See accompanying notes to consolidated financial statements.

GREEN AUTOMOTIVE COMPANY AND SUBSIDIARIES

 (Formerly Green Automotive Company Corporation)

(A Development Stage Company)

CONSOLIDATED STATEMENTS OF CASH FLOWS

	December 31,		Period From April 28, 2009 (inception) Through December 31,
	2011	2010	2011
OPERATING ACTIVITIES:
Net loss	$(7,285,231)	$(2,617,083)	$(9,979,940)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	325,220	176,701	505,438
Loss/(Gain) on disposal of vehicle	(9,784)	13,871	4,087
Issuance of shares for services	40,000	1,205,943	1,626,242
Loss on conversion of debt to preferred stock	5,731,806	-	5,731,806
Changes in assets and liabilities:
Prepaids and other current assets	(36,300)	-	(36,300)
Inventories	(192,889)	-	(263,489)
Intangibles	(61,200)	(240,223)	(301,424)
Accounts payable and accrued expenses	58,138	233,631	165,445
Due to related parties	1,417,261	(6,350)	1,658,014
Net cash used in operating activities	(12,979)	(1,233,510)	(890,121)

INVESTING ACTIVITIES:
Disposal of property and equipment	-	48,000	80,707
Purchase of property and equipment	-	(7,080)	(112,580)
Net cash provided by (used in) investing activities	-	40,920	(31,873)

FINANCING ACTIVITIES:
Proceeds from issuance of common stock	10,000	912,900	922,900
Proceeds/(Payments) on long-term debt, net	-	(66,198)	-
Proceeds from notes payable	-	349,560	-
Net cash provided by financing activities	10,000	1,196,262	922,900

Net Increase in cash	(2,979)	3,672	906

CASH AT BEGINNING PERIOD	3,885	213	-
CASH AT END OF PERIOD	$906	$3,885	$906

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$-	$913	$913
Cash paid for income taxes	$-	$-	$-

NON-CASH TRANSACTIONS
Preferred stock issued to settle debt	$1,205,950	$-	$1,205,950

See accompanying notes to consolidated  financial statements.

GREEN AUTOMOTIVE COMPANY AND SUBSIDIARIES

 (Formerly Green Automotive Company Corporation)

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2011 and 2010

1.

NATURE OF OPERATIONS AND GOING CONCERN

Green Automotive Company, formerly GANAS Corp. ("GANAS"), is a Delaware corporation ("Green Auto" or "the Company"). Prior to November 2009, GANAS’s objective was to obtain through acquisitions and/or merger transactions, assets, which could benefit its shareholders. Effective November 4, 2009, GANAS acquired Go Green USA LLC, a Nevada Limited Liability Company organized April 28, 2009 ("Go"), in shares exchange transaction pursuant to which newly issued shares of GANAS common stock were issued in exchange for all of the issued and outstanding Membership Interests of  Go  (the "Go  Merger"). The Go Merger resulted in GANAS issuing 1,436,202 shares of its par value $0.001 common stock for each 1% Membership Interest in Go, following which GANAS changed its name to Green Automotive Company Corporation. Effective September 30, 2011 the Company effected a Change of Domicile, re-incorporating in Nevada and simplifying its name to Green Automotive Company.

The Company is involved in the import and distribution of Eco-friendly vehicles and is presently planning to bring All-Electric and other Eco-friendly vehicles into the United States market. The Company is currently involved in assessing a number of All-Electric and alternate fuel vehicles including an All-Electric Intra-City and Municipal Mass Transit Bus and School Bus, for introduction to the US market.

These consolidated financial statements have been prepared on a going concern basis, which implies the Company will continue to realize it assets and discharge its liabilities in the normal course of business. During the period ended December 31, 2011, the Company has an accumulated deficit and no revenue. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations, and the attainment of profitable operations.  These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company intends to fund operations through equity and debt financing arrangements, which may be insufficient to fund its capital expenditures, working capital and other cash requirements for the year ending December 31, 2012.

2.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The summary of significant accounting policies presented below is designed to assist in understanding the Company’s consolidated financial statements. Such consolidated financial statements and accompanying notes are the representations of the Company’s management, who is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States (“GAAP”) in all material respects, and have been consistently applied in preparing the accompanying consolidated financial statements.

Principles of Consolidation

The Company’s consolidated financial statements include the assets, liabilities and operating results of majority-owned subsidiaries. The Company does not hold significant variable interests in any variable interest entities. All significant intercompany accounts and transactions have been eliminated.

GREEN AUTOMOTIVE COMPANY AND SUBSIDIARIES

 (Formerly Green Automotive Company Corporation)

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2011 and 2010

2.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Development Stage and Capital Resources

Since its inception, the Company has devoted substantially all of its efforts to business planning, research and development, recruiting management, acquiring operating assets and raising capital. Accordingly, the Company is considered to be in the development stage as defined in ASC 915, “Accounting and Reporting by Development Stage Enterprises”. The Company has not generated any significant revenues from its principal operations, and there is no assurance of future revenues.

Cash and Cash Equivalents

Cash equivalents consist of amounts held as bank deposits and highly liquid debt instruments purchased with an original maturity of three months or less. The Company had no cash equivalents as of December 31, 2011 and 2010.

Concentrations

The Company currently maintains substantially all of its cash with major financial institutions. At times, cash balances may be in excess of the amounts insured by the Federal Deposit Insurance Corporation.

Use of Estimates

The preparation of the consolidated financial statements requires management of the Company to make a number of estimates and assumptions relating to the reported amount of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. The assumptions used by management in future estimates could change significantly due to changes in circumstances, including, but not limited to, challenging economic conditions. Accordingly, future estimates may differ significantly. Significant items subject to such estimates and assumptions include the carrying amount of property and equipment, investments, intangibles, and inventories.

Inventory

Inventory is stated at lower of cost or market, determined on the average-cost basis. Inventory includes components and finished goods of $263,489 and $70,600 as of December 31, 2011 and 2010, respectively. The Company performs an annual physical inventory and maintains an inventory reserve based on its experience and periodic reviews of obsolete and slow moving inventory.

Property and Equipment

Property and equipment consist of automobiles, trailers and furniture and fixtures and are stated at cost. Property and equipment are depreciated using the straight-line method over the estimated service lives ranging from five to seven years. Maintenance and repairs are expensed as incurred and improvements are capitalized. Gains or losses on the disposition of property and equipment are recorded upon disposal.

Intangible Assets

Acquired intangible assets are amortized over their useful lives unless the lives are determined to be indefinite. Acquired intangible assets are carried at cost, less accumulated amortization. Amortization of finite-lived intangible assets is computed over the useful lives of the respective assets.

GREEN AUTOMOTIVE COMPANY AND SUBSIDIARIES

 (Formerly Green Automotive Company Corporation)

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2011 and 2010

2.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Impairment of Long-Lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset.

If the carrying amount of an asset exceeds its undiscounted estimated future cash flows, an impairment review is performed. An impairment charge is recognized in the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of would be separately presented in the balance sheet and reported at the lower of the carrying amount or fair value less costs to sell, and are no longer depreciated. The assets and liabilities of a disposed group classified as held for sale would be presented separately in the appropriate asset and liability sections of the balance sheet. For the years ended December 31, 2011 and 2010, there were no impairment charges.

Fair Value Measurements

ASC 820, “Fair Value Measurements”, requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value: Level 1, defined as observable inputs such as quoted prices in active markets for identical assets or liabilities; Level 2, inputs other than level one that are either directly or indirectly observable such as quoted prices for identical or similar assets or liabilities on markets that are not active; and Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

Net Loss per Common Share

The Company computes net loss per share in accordance with ASC 260, "Earnings per Share". ASC 260 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders by the weighted average number of common shares outstanding during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period including stock options, using the treasury stock method, and convertible preferred stock, using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential common shares if their effect is anti-dilutive. There are dilutive securities which are consider anti-dilutive and are not included in diluted loss per shares , which consists of stock options, of 4,000,000 for the year ended December 31, 2011 and 2010, respectively, and Class A convertible preferred stock of 500,000 and nil for the years ended December 31, 2011 and 2010, respectively.

GREEN AUTOMOTIVE COMPANY AND SUBSIDIARIES

 (Formerly Green Automotive Company Corporation)

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2011 and 2010

2.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted ASC 740, “Accounting for Income Taxes”, as of its inception. Pursuant to ASC 740 the Company is required to compute tax asset benefits for net operating losses carried forward. The potential benefits of net operating losses have not been recognized in these consolidated financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

Share-Based Payment Arrangements

Generally, all forms of share-based payments, including stock option grants, restricted stock grants and stock appreciation rights are measured at their fair value on the awards’ grant date, based on the estimated number of awards that are ultimately expected to vest. Share-based compensation awards issued to non-employees for services rendered are recorded at either the fair value of the services rendered or the fair value of the share-based payment, whichever is more readily determinable. The expenses resulting from share-based payments are recorded in operating expenses in the consolidated statement of operations.

Reclassifications

Certain prior year amounts have been reclassified to conform to the current year presentation. Such reclassifications had no impact on previously reported net loss.

Recent Accounting Pronouncements

In September 2011, the FASB issued ASU No. 2011-05 “Presentation of Comprehensive Income”, that updates the presentation such that an entity has the option to present the total of comprehensive income, the components of net income, and the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. ASU No. 2011-05 is effective for public entities for fiscal years, and interim periods within those years, beginning after December 15, 2011 (the first quarter of our fiscal year 2012). Further, in December 2011, the FASB issued ASU No. 2011-12 that effectively defers the changes in ASU No. 2011-05 related to the presentation of reclassification adjustments out of accumulated other comprehensive income. We updated our presentation of comprehensive income in accordance with this ASU. The adoption of this ASU did not result in a material impact on our consolidated financial statements and related disclosures.

In December 2011, the FASB issued ASU No. 2011-11 “Disclosures about Offsetting Assets and Liabilities”, the objective of which is to provide additional disclosures on the effect or potential effect of rights of setoff associated with an entity’s recognized assets and recognized liabilities within the scope of the update. The update primarily impacts financial instruments and derivatives subject to a master netting arrangement or similar agreement. ASU No. 2011-11 is effective for fiscal years, and interim periods within those years, beginning on or after January 1, 2013 (the first quarter of our fiscal year 2013). We are currently evaluating the disclosures required under this ASU.

GREEN AUTOMOTIVE COMPANY AND SUBSIDIARIES

 (Formerly Green Automotive Company Corporation)

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2011 and 2010

2.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

In 2011, the FASB issued an ASU, which is intended to reduce the complexity and costs by allowing an entity the option to make a qualitative evaluation about the likelihood of good will impairment to determine whether it should calculate the fair value of a reporting unit. The ASU also expands upon the examples of events and circumstances that an entity should consider between annual impairment tests in determining whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount. The ASU is effective for the Company in the first quarter of 2013, with early adoption permitted. The Company is currently evaluating the impact of the ASU on its consolidated financial statements.

Other recent pronouncements issued by FASB (including its Emerging Task Force), the American Institute of Certified Public Accountants, and the United States Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company’s present or future consolidated financial statements.

3. PROPERTY AND EQUIPMENT

Property and equipment consists of the following as of December 31, 2011 and 2010:

	2011		2010

Automobiles	$	−	$52,000
Trailers		4,500	4,500
Furniture and fixtures		8,080	8,080
		12,580	64,580
Less accumulated depreciation		(4,881)	(21,039)

		$7,699	$43,541

Depreciation expense was $5,283 and $23,923 for the years ended December 31, 2011 and 2010, respectively.

4. INVESTMENT IN SUBSIDIARIES

On October 3, 2011, the Company completed the acquisition of substantially all the assets of Matter of Time Inc., a Nevada corporation ("Matter of Time" or “Seller”). Pursuant to the Purchase Agreement the Company purchased an aggregate of 200,000 shares of $0.001 par value Common Stock of Matter of Time, which represented 100% of the issued and outstanding shares of Common Stock of Matter of Time.

GREEN AUTOMOTIVE COMPANY AND SUBSIDIARIES

 (Formerly Green Automotive Company Corporation)

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2011 and 2010

5. INTANGIBLE ASSETS

Intangible assets consist of the following as of December 31, 2011 and 2010:

	2011	2010

Go License	$500,000	$500,000
Crash test homologation costs	301,423	240,223
	801,423	740,223
Less amortization	(470,156)	(152,778)

	$331,267	$587,445

On November 4, 2009 the Company issued 1,436,202 shares of its common stock for each 1% member interest in Go. The total shares of the Company's common stock issued for all of the Membership Interests of Go were 143,620,225. The value assigned to this transaction was $500,000 which reflected the value of the Memorandum of Understanding with a member of the Zotye Holding Group, a Chinese automotive manufacturer ("Zotye") which, on January 29, 2010, was reduced to a definitive Exclusive Agreement of Distribution and Service between the Company and Zotye International Automobile Trading Co., Ltd (the "Go License").

All-Electric SUV should be subject to a side impact test and in particular the Federal Motor Vehicle Safety Standards (FMVSS) part 214 Oblique Pole Test. The Company capitalizes all costs related to homologation.

Amortization expense related to Licenses and Homologation costs was $317,378 and $152,778 for fiscal years 2011 and 2010, respectively. Estimated amortization expense related to intangible assets in subsequent years is approximately $331,267 for fiscal year 2012.

6. DUE TO RELATED PARTY

Due to related party consist of advances from and accrued salaries to officers and directors of the Company. These advances do not bear interest and are due on demand.

On December 31, 2010, the Company entered into an Assignment Agreement with Global Market Advisors, a company acting as a trustee in a Settlement Agreement between the Company’s former CEO and certain Company’s creditors, whereby the Company’s former CEO agreed to settle all claims and obligations amounted to $469,560 on behalf of the Company to the creditors in consideration for assigning 45,000,000 common shares of his personal shares to the creditors, the Company recorded a gain on debt settlement of $469,560 during the year ended December 31, 2010.

GREEN AUTOMOTIVE COMPANY AND SUBSIDIARIES

 (Formerly Green Automotive Company Corporation)

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2011 and 2010

7. DEBT

On December 31, 2010, the Company entered into an Advance Credit Agreement (“Agreement”) with First Market Services, Inc. (“FMS”), whereby FMS agreed to establish a non-revolving line of credit of up to $750,000 for use by the Company, on July 31, 2011, the parties entered into the first amendment to the Agreement whereby the credit limit was increased to $1,500,000. In connection with the Agreement, the Company executed individual Convertible Promissory Notes (“CPN”) in the amount of each advance made under the Agreement, the form of the CPN were all the same. The term of the Agreement indicated that the advances should be due, (i) upon demand, or the later of (ii) twenty-four (24) months, or January 1, 2012.

During the year 2011 and through December 21, 2011, the Company borrowed a total of $1,139,670 from FMS under the Agreement, all advances were supported individually by a CPN, the notes bore interest at 18% per annum and were convertible into the Company’s common stock at the rate of 0.05 limited to a ceiling of 4.99% of total outstanding shares on date of conversion.

On December 21, 2011, the Company and FMS entered into the Settlement & Conversion Agreement (“SCA”) whereby the parties agreed that FMS should forgive all amounts owed from the Company under the agreement including the accrued interest of $66,280 as documented under the individual CPN for a total of $1,205,950 in consideration the Company issued to FMS 500,000 shares of the Company’s restricted no par value Series A Convertible Preferred Stock (“CPS”) (see Note 10). The CPS is convertible into Company’s common stock in accordance with the following formula:

No. of common shares to be issued upon conversion of CPS =

No. of common stock outstanding on date of conversion fully diluted x (0.000001 x No. of preferred stock outstanding at date of conversion).

The Company recorded a loss on settlement of the convertible notes of $5,731,806 and was recorded in the 2011 consolidated statement of operations.

8. STOCK INCENTIVE PLAN

On May 30, 2011, the Company adopted the 2011 Non-Qualified Stock Incentive Plan (the “Plan”). Under the Plan, participants, including both employees and nonemployees of the Company, have the opportunity to acquire common units of the Company. For awards made under the Plan, participants purchase common units at the time the award is made at (i) a stated value, or (ii) a percentage that is not less than 50% of the current fair market value of the stock. Award agreements with employees have a term of ten years and typically have a graded vesting terms over five years. If a participant ceases to be employed with the Company prior to the end of the vesting period, the participant forfeits his/her rights to any unvested units at the date of the termination.

There was no unvested compensation as of December 31, 2011 and 2010. The Company granted 1,000,000 and 4,000,000 stock options to Directors during the years ended December 31, 2011 and 2010, respectively. The Company has recorded a stock option expense of approximately $49,000 and $193,000 during the years ended December 31, 2011 and 2010, respectively, in general and administrative expenses. Stock options exercised were 1,000,000 and 0 during the years ended December 31, 2011 and 2010, respectively.

GREEN AUTOMOTIVE COMPANY AND SUBSIDIARIES

 (Formerly Green Automotive Company Corporation)

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2011 and 2010

8. STOCK INCENTIVE PLAN (continued)

The fair value of each option award is estimated on the date of grant using the Black-Scholes option valuation model that uses the assumptions noted in the following table. Because the Black-Scholes option valuation model incorporate ranges of assumptions for inputs, those ranges are disclosed. Expected volatilities are based on historical volatilities of the Company’s stock. The Company uses historical data to estimate option exercise and employee termination within the valuation model. The expected term of options granted is derived from estimates and represents the period of time that options granted are expected to be outstanding. The risk-free rate for periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the time of grant.

	December 31, 2011		December 31, 2010
Expected Volatility	98%		100%
Expected dividends	−	%	−	%
Expected terms (in years)	3		3
Risk-free rate	1.02%		1.00%
Forfeiture rate	−	%	−	%

A summary of option activity as of December 31, 2011 and 2010, and changes during the years then ended is presented below:

		Weighted-	Average
		Average	Remaining	Aggregate
		Exercise	Contractual	Intrinsic
	Options	Price	Life (Years)	Value
Outstanding at December 31, 2009	−	$ −	−	$ −
Granted	4,000,000	0.002	2.41	191,500
Exercised	−	−	−	−
Forfeited or expired	−	−	−	−
Outstanding at December 31, 2010	4,000,000	$0.002	2.41	$191,500
Exercisable at December 31, 2010	4,000,000	$0.002	2.41	$191,500

		Weighted-	Average
		Average	Remaining	Aggregate
		Exercise	Contractual	Intrinsic
	Options	Price	Life (Years)	Value
Outstanding at December 31, 2010	4,000,000	$0.002	2.41	$191,500
Granted	1,000,000	0.001	2.04	49,000
Exercised	(1,000,000)	0.001	2.04	(49,000)
Forfeited or expired	−	−	−	−
Outstanding at December 31, 2011	4,000,000	$0.002	1.41	$191,500
Exercisable at December 31, 2011	4,000,000	$0.002	1.41	$191,500

GREEN AUTOMOTIVE COMPANY AND SUBSIDIARIES

 (Formerly Green Automotive Company Corporation)

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2011 and 2010

9. INCOME TAXES

Our provisions for income taxes for the years ended December 31, 2011 and 2010, respectively, were as follows (using our blended effective Federal and State income tax rate of 35.0%):

	2011	2010
Current Tax Provision:
Federal and state
Taxable income	$-	$-
Total current tax provision	$-	$-

Deferred Tax Provision:
Federal and state
Net loss carryforwards	$(9,979,940)	$(2,695,000)
Change in valuation allowance	9,979,940	2,695,000
Total deferred tax provision	$-	$-

Deferred tax assets at December 31, 2011 and 2010 consisted of the following:

	2011	2010
Deferred tax assets:
Net operating loss carryforwards	$3,492,979	$943,000

Valuation allowance	(3,492,979)	(943,000)

Net deferred tax assets	$-	$-

Internal Revenue Code Section 382 and similar California rules place a limitation on the amount of taxable income that can be offset by net operating loss carryforwards (“NOL”) after a change in control (generally greater than a 50% change in ownership).  Transactions such as planned future sales of our common stock may be included in determining such a change in control.  These factors give rise to uncertainty as to whether the net deferred tax assets are realizable.  We have approximately $1,967,000 in NOL at December 31, 2011 that will begin to expire in 2029 for federal and state purposes and could be limited for use under IRC Section 382.  We have recorded a valuation allowance against the entire net deferred tax asset balance due because we believe there exists a substantial doubt that we will be able to realize the benefits due to our lack of a history of earnings and due to possible limitations under IRC Section 382.  A reconciliation of the expected tax benefit computed at the U.S. federal and state statutory income tax rates to our tax benefit for the years ended December 31, 2011 and 2010 is as follows:

	Years ended December 31,
	2011		2010
Federal income tax rate at 35%	$(3,492,979)	35.0%	$(943,000)	35.0%
State income tax, net of federal benefit	-	-%	-	-%
Change in valuation allowance	3,492,979	(35.0)%	943,000	(35.0)%

Benefit for income taxes	$-	-%	$-	-%

We file income tax returns in the U.S. with varying statutes of limitations.  Our policy is to recognize interest expense and penalties related to income tax matters as a component of our provision for income taxes.  There were no accrued interest and penalties associated with uncertain tax positions as of December 31, 2011 and 2010. We have no unrecognized tax benefits and thus no interest or penalties included in the financial statements.

GREEN AUTOMOTIVE COMPANY AND SUBSIDIARIES

 (Formerly Green Automotive Company Corporation)

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2011 and 2010

10. EQUITY

Convertible Preferred Stock and Derivative Liability

On December 21, 2011, the Company and FMS entered into the Settlement & Conversion Agreement (“SCA”) whereby the parties agreed that FMS should forgive all amounts owed from the Company under the agreement including the accrued interest as documented under the individual convertible promissory notes for a total of $1,205,950 in consideration the Company issued to FMS 500,000 shares of the Company’s restricted no par value Series A Convertible Preferred Stock (“CPS”). The CPS is convertible into Company’s common stock in accordance with the following formula:

No. of common shares to be issued upon conversion of CPS =

No. of common stock outstanding on date of conversion fully diluted x (0.000001 x No. of preferred stock outstanding at date of conversion).

Due to their being no explicit limit to the number of shares to be delivered upon settlement of the above conversion option embedded in the CPS, the conversion feature is classified as derivative liabilities and recorded at fair value.

Pursuant to ASC 815, “Derivatives and Hedging,” the Company recognized the fair value of the embedded conversion feature of the CPS of $5,731,806 and was charged to operations. The initial fair value of the derivative liability was determined using the Black Scholes option pricing model with a quoted market price of $0.05, a conversion price of  $0.042, expected volatility of 74%, no expected dividends, an expected term of two years and a risk-free interest rate of 0.28%.

The following table sets forth by level with the fair value hierarchy the Company’s financial assets and liabilities measured at fair value on December 31, 2011.

	Level 1	Level 2	Level 3	Total
Assets
None	$-	$-	$-	$-
Liabilities
Derivative Financial instruments	$-	$-	$5,731,806	$5,731,806

The following table summarizes the derivative liabilities included in the consolidated balance sheet at December 31, 2011:

Balance at December 31, 2010	$-
Derivative liability related to Preferred Stock conversion feature	5,731,806
December 31, 2011 change in fair value	-
Balance at December 31, 2011	$5,731,806

Common Stock

On November 4, 2009 the Company issued 1,436,202 shares of its common stock for each 1% member interest in Go.  The total shares of the Company's common stock issued for all of the Membership Interests of Go were 143,620,225. The value assigned to this transaction was $500,000 which reflected the value of the Memorandum of Understanding with a member of the Zotye Holding Group, a Chinese automotive manufacturer ("Zotye")  which, on January 29, 2010, was reduced to a definitive Exclusive Agreement of Distribution and Service between the Company and Zotye International Automobile Trading Co., Ltd (the "Zotye Agreement").

GREEN AUTOMOTIVE COMPANY AND SUBSIDIARIES

 (Formerly Green Automotive Company Corporation)

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2011 and 2010

10.EQUITY (continued)

Following the Go Merger, during the year ended December 31, 2010 the Company issued 23,972,999 shares of its common stock for $912,900 in cash. The shares were sold for a price of $0.05-$0.25 per share. During the same period the Company issued 73,415,069 shares of its common stock for services to be rendered over periods ranging from 1 to 3 years, and to capitalize a subsidiary in organization, valued at $1,205,943. The Company valued these services and costs at $0.05 per share for 23,415,069 of these shares, based on observable values of the most recent sales to third parties of common stock during 2010. The other 50,000,000 shares of its common stock, valued at $0.001 per share or par value of its common stock, were issued to a newly formed Nevada corporation which the Company's management at the time anticipated utilizing as a wholly-owned Vehicle, Parts and Dealership Distribution and Tracking subsidiary. The transaction envisioned with this subsidiary was never completed and the 50,000,000 shares of the Company’s common stock were cancelled.  Further, certain officers of the Company returned 15,000,000 shares of the Company's common stock back to the Company.

During the quarter ended June 30, 2011, a third party individual purchased 1,000,000 shares of common stock for $10,000 cash.  In addition, this third party provided services to the company valued at $40,000 based on market prices of those services.

11. SUBSEQUENT EVENTS

The Company on January 1, 2012 made and entered into a credit facility to provide credit up to $250,000.  The Company had drawn down $79,000 of the facility through the second quarter of 2012.  The effective rate of interest is 8% on the facility.  The facility is due January 1, 2013, or up to twenty four months if demand for repayment is not made.

On January 27, 2012, the Company issued 8,000,000 shares of its common stock for the settlement of $430,689 of payables due to related parties.

On June 28, 2012, we entered into a Stock Exchange Agreement (the “Agreement”) with Liberty Electric Cars Ltd., an England and Wales private company limited (“LEC”), and its wholly-owned subsidiary LEC 2, Limited, an England and Wales private company limited (“LEC2” and together with LEC, the “LEC Entities”), under which our wholly-owned subsidiary, Liberty Automotive Group, Inc. (formerly GAC EV Motors Inc.), a Nevada corporation (“LAG”) agreed to purchase 100% of the issued and outstanding securities of LEC (the “LEC Shares”), and LEC owns 100% of the issued and outstanding securities of LEC2 (the “LEC2 Shares”) (collectively the “LEC Securities”) in exchange for the transfer of Thirty Nine Million Seven Hundred Forty Two Thousand One Hundred Seventy Eight (39,742,178) shares of our common stock held by LAG to the LEC Shareholders.  These shares represent approximately Ten percent (10%) of our outstanding voting control.  This transaction closed on July 23, 2012.

On October 12, 2012, the Company entered into an Acquisition and Stock Exchange Agreement to acquire 100% of the common stock of Newport Coach Works, Inc. for 5,000,000 shares of the Company’s common stock and up to an additional 22,000,000 shares based on Newport’s future operations.  The additional shares will be based on Newport acquiring and manufacturing sixty compressed natural gas engine buses.  Additionally, the Company has committed to fund Newport with $1,000,000 over the next twelve months.

On or about November 13, 2012, we issued an aggregate of 1,004,180 shares of our common stock to four non-affiliate investors in exchange for $216,903 owed by Liberty under debt instruments. The issuances were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and the investor was either accredited or sophisticated and familiar with our operations.

GREEN AUTOMOTIVE COMPANY AND SUBSIDIARIES

 (Formerly Green Automotive Company Corporation)

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2011 and 2010

11. SUBSEQUENT EVENTS (continued)

On or about November 13, 2012, we issued 300,000 shares of our common stock to one non-affiliate investor in exchange for $47,038 owed by Liberty for services performed. The issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and the investor was either accredited or sophisticated and familiar with our operations.

On December 4, 2012, we entered into amended and restated independent contractor agreements in order to clarify that the total of 300,000 shares of our Series A Preferred Stockwas issued to Mr. Hobday and Mr. West in exchange for their agreement not to compete with us, which was part of the purchase price we paid, as well as to clarify the forfeiture provisions. The amended and restated independent contractor agreements replace the independent contractor agreements dated July 20, 2012 in their entirety.

Pursuant to the NCWI transaction, we agreed to issue 5,000,000 shares of our common stock to Mr. Carter Read, the Chief Executive Officer of Newport Coachworks, Inc., our wholly-owned subsidiary, in connection with the NCWI Transaction.  When we issue the shares, the issuance will be exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and the investor was either accredited or sophisticated and familiar with our operations.

12. RESTATEMENT

The Black Scholes calculation for derivative transactions relating to preferred A shares incorrectly assumed that there was a 16.667% restriction in the number of ordinary shares that they could be converted in to. This had the effect of understating the cost in the Statement of Operations and understating the level of Derivative liability on the balance sheet.

The original Valuation was based on 500,000 Series A Preferred shares (Convertible to Common Stock) converting to a restricted 45,397,167 of common stock at a Black Scholes value of $0.03 per share giving a liability of $1,373,045. The revised valuation was based on an unrestricted 136,375,055 of common stock at a Black Scholes value of $0.042 per share giving a liability of $5,731,806. This gave rise to a further $4,358,761 of derivative liability.

500,000 Series A preferred shares were issued to FMS on February 8, 2012.

GREEN AUTOMOTIVE COMPANY AND SUBSIDIARIES

(Formerly Green Automotive Company Corporation)

Restated Consolidated Balance Sheet

December 31, 2011

	Balance Sheets
	as at December 31, 2011
	December 31,	Adjustments	Restated

Total Assets	$639,661	$-	$639,661

Current Liabilities
Accounts payable and accrued expenses	$165,445	$-	$165,445
Due to related parties	$452,064	$-	$452,064
Derivative liability	$1,373,045	$4,358,761	$5,731,806
Total Current Liabilities	1,990,554	4,358,761	6,349,315

Long-term Liabilities
Notes payable, net of discounts	-	-	-

Total Long-term Liabilities	-	-	-

Total Liabilities	1,990,554	4,358,761	6,349,315

Contingencies	-	-	-

Stockholder's Deficit
Preferred stock, Class A Convertible Preferred Stock 100,000,000 shares and 1 share authorized at December 31, 2011 $.001 par value, 500,000 shares issued and outstanding at December 31, 2011,	500	-	500
Common stock, 900,000,000 shares authorized $.001 par value, 272,750,110 shares issued and outstanding at December 31, 2011,	272,750	-	272,750
Additional paid-in capital	3,997,036	-	3,997,036
Accumulated deficit	(5,621,179)	(4,358,761)	(9,979,940)

Total Stockholder's Deficit	(1,350,893)	(4,358,761)	(5,709,654)

Total Liabilities and Stockholders' Deficit	$639,661	$-	$639,661

GREEN AUTOMOTIVE COMPANY AND SUBSIDIARIES

(Formerly Green Automotive Company Corporation)

Restated Consolidated Statements of Operations

For The Year Ended December 31, 2011

	Year ended December 31, 2011
	As Reported	Adjustments	Restated
Revenues	$-	$-	$-

Costs of goods sold	-	-	-

Gross profit	-	-	-

Operating expenses
Depreciation and amortization	325,220	-	325,220
Research and development	-	-	-
General and administrative	1,174,931	-	1,174,931
	1,500,151	-	1,500,151

Loss before other expenses	(1,500,151)	-	(1,500,151)

Other income (expenses)
Gain on disposal of fixed assets	9,784	-	9,784
Loss on Settlement of Debt	(1,373,045)	(4,358,761)	(5,731,806)
Interest expense	(63,058)	-	(63,058)
	(1,426,319)	(4,358,761)	(5,785,080)

Profit / (loss) before income taxes	(2,926,470)	(4,358,761)	(7,285,231)

Income taxes	-	-	-
			-
Net income / (loss)	$(2,926,470)	$(4,358,761)	$(7,285,231)

Net income / (loss) per share Basic	$(0.01)		$(0.03)

Weighted average shares	272,380,247	-	272,380,247

GREEN AUTOMOTIVE COMPANY AND SUBSIDIARIES

(Formerly Green Automotive Company Corporation)

Restatement Consolidated Statements of Cash Flows

For The Year Ended December 31, 2011

	Year ended December 31, 2011
	As Reported	Adjustments	Restated

OPERATING ACTIVITIES:
Net loss	$(2,926,470)	$(4,358,761)	$(7,285,231)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	325,220	-	$325,220
Gain on disposal of assets	(9,784)	-	$(9,784)
Issuance of shares for services	40,000	-	$40,000
Loss on settlement of debt	1,373,045	4,358,761	$5,731,806
Inventories	(192,889)	-	$(192,889)
Other Assets	(61,200)	-	$(61,200)
Prepaid expenses	(36,300)	-	$(36,300)
Accounts payable and accrued expenses	58,138	-	$58,138
Due to related party	1,417,261	-	$1,417,261
Net cash (used in) operating activities	(12,979)	-	(12,979)

Net cash provided by investing activities	-	-	-

Net cash provided by financing activities	10,000	-	10,000

Effect of change in exchange rate on cash	-	-	-

Net decrease in cash	(2,979)	-	(2,979)

CASH AT BEGINNING PERIOD	3,885	-	3,885

CASH AT END OF PERIOD	$906	$-	$906

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$-	$-	$-
Cash paid for income taxes	$-	$-	$-

NON-CASH INVESTING AND FINANCING TRANSACTIONS
Preferred shares issued to settle debt	$1,205,950	$-	$1,205,950